UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: December 31, 2010

Vibe Records, Inc. Nevada
(Exact name of registrant as specified in its charter)

Nevada	000-51107	71-0928242
(State of incorporation)	(Commission File Number)	(IRS Employer ID Number)

824 Old Country Road, PO Box 8, Westbury NY	11590
(Address of principal executive offices)	(Zip Code)

(516) 333-2400
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

We received an OTCBB Delinquency Notification dated December 31, 2010, (“Notification”) advising us that we are delinquent with respect to the filing of our annual report on Form 10-K for the year ended September 30, 2010.  The Notification states that, pursuant to NASD Rule 6530, unless the delinquent filing has been received and time stamped by the EDGAR system of the United States Securities and Exchange Commission (the “SEC”) by 5:30 pm EST on January 31, 2011, the our common stock will not be eligible for quotation on the OTC Bulletin Board (“OTCBB”).  The Notification is incorporated herein by reference as Exhibit 99.1.

We requested a review by a FINRA Hearing Officer of the determination that our common stock is ineligible for quotation under Rule 6530.  The hearing request stayed the removal of our common stock from the OTCBB pending the Hearing Officer’s decision.  A hearing was scheduled for February 11, 2011.  We determined that we would not attend the hearing and our FINRA deemed our hearing request to be abandoned.

As of the date of this Current Report on Form 8-K, we are not eligible for quotation on the OTCBB,  We intend to apply for reinstatement of our eligibility for quotation on OTCBB promptly following the filing of our Annual Report on Form 10-K for the year ended September 30, 2010.  If our eligibility for quotation on OTCBB is not reinstated, there is no assurances as to when, if at all, our common stock will be reinstated for quotation on OTCBB.

Subsequent to February 11, 2011, we have become delinquent in filing our Quarterly Report on Form 10-Q for the first quarter ended December 31, 2010 within the time permitted by our notice of late filing on Form 10b-25.  We believe that this is our third delinquent filing within a two year period, in which case, we will not be eligible to reinstatement on the OTCBB for one year, and only if we are then current in filing our reports during the preceding twelve months.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit	Description

99.1	FINRA Delinquency Notification
99.2	Order Terminating Proceeding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VIBE RECORDS, INC. NEVADA

Date: February 24, 2011	By:	/s/ Timothy J. Olphie
Timothy J. Olphie
Chief Executive Officer,
Chief Financial Officer and
Director